Exhibit 99.1

FOR IMMEDIATE RELEASE

LA QUINTA HOLDINGS INC. REPORTS RESULTS FOR THIRD QUARTER 2015

•	Generated Pro Forma Adjusted Earnings per Share of $0.19
•	Achieved Pro Forma Total Adjusted EBITDA Growth of 4.5%
•	Commenced a $100 million share repurchase program, acquiring a total of $16 million of shares as of September 30, 2015, and a total of $50 million of shares through October 23, 2015

IRVING, Texas (October 28, 2015) – La Quinta Holdings Inc. (“La Quinta” or the “Company”) (NYSE: LQ) today reported its third quarter 2015 results on a historical basis, as well as the results of operations on a pro forma basis, giving effect to La Quinta’s initial public offering (IPO) in 2014 and the related transactions as described below.

Third Quarter 2015 Highlights:

•	Pro Forma Total Adjusted EBITDA increased 4.5 percent to $114.2 million, and Pro Forma Adjusted EBITDA margin increased 60 basis points
•	Pro Forma Adjusted Net Income increased 18.2 percent to $24.8 million; Historical Net Income was $17.1 million
•	Pro Forma Adjusted Earnings per Share increased by $0.03 to $0.19; Historical Earnings per Share was $0.13
•	System-wide comparable RevPAR increased 2.1 percent, ADR increased 3.0 percent and occupancy decreased 64 basis points
•	Pro Forma Franchise and Management Segment Adjusted EBITDA increased 8.3 percent to $31.5 million
•

Opened 8 franchised hotels totaling over 600 rooms and increased franchise pipeline to 221 hotels, representing approximately 19,500 additional rooms, including the addition of  key developments in Mexico, Miami, Philadelphia, and the first location in Alaska

•	Signed the highest year-to-date number of franchise agreements since 2008
•	Pro Forma Owned Hotels Segment Adjusted EBITDA decreased 1.0 percent to $87.1 million
•	Repurchased 1.0 million shares for an aggregate purchase price of $16 million as part of a $100 million share repurchase program
•	Entered into a definitive purchase and sale agreement to sell 24 owned hotels

Overview

Keith A. Cline, Interim President & Chief Executive Officer of La Quinta, said, “During the third quarter, we continued to execute on our growth strategies. We expanded our geographic presence with the opening of 8 franchise properties, including locations in New York, Oregon, Washington and Illinois. We continued to grow our pipeline, with our franchise development activity in the first three quarters of 2015 resulting in the highest number of franchise agreement signings during the first nine months of the year since 2008. Our international presence continues to grow with the execution of new franchise agreements for two additional locations in Mexico.  We are also expanding into our 48th state, with the signing of a franchise agreement for our first location in Alaska.”

Mr. Cline continued, “We once again grew our RevPAR, franchise pipeline, and system-wide units. We accelerated a portion of our share repurchase program due to recent market activity, acquiring 1.0 million shares in the third quarter with available cash. In addition, we entered into a definitive purchase and sale agreement to sell 24 of our owned hotels, which we expect to have an accretive EBITDA multiple, despite the fact that most of the properties will be removed from our system.  In an environment of ongoing strong industry fundamentals, we remain focused on growing our business and delivering long-term shareholder value.”

The results of operations for the Company, on a pro forma basis and on a historical basis, for the three months ended September 30, 2015 include the following highlights (1) ($ in thousands, except per share amounts):

	Pro Forma			Historical
	Three Months Ended September 30,			Three Months Ended September 30,
	2015	2014	% chg	2015	2014	% chg
Total Revenue	$279,103	$271,118	2.9%	$279,103	$271,118	2.9%
Franchise and Management Segment Adj. EBITDA	31,460	29,054	8.3%	31,460	29,054	8.3%
Owned Hotels Segment Adj. EBITDA	87,098	87,951	-1.0%	87,098	87,951	-1.0%
Total Adj. EBITDA	114,231	109,297	4.5%	114,231	109,297	4.5%
Total Adj. EBITDA margin	40.9%	40.3%		40.9%	40.3%
Operating Income Margin	18.9%	22.0%		18.9%	20.0%

	Three Months Ended		Three Months Ended
	September 30, 2015		September 30, 2014		% Change
	Net Income	Basic and Diluted EPS	Net Income	Basic and Diluted EPS	Net Income	Basic and Diluted EPS
Pro Forma Adjusted Net Income Attributable to La Quinta Holdings' stockholders(1)	$24,816	$0.19	$20,997	$0.16	18.2%	18.8%
Historical Net Income Attributable to La Quinta Holdings' stockholders	17,058	0.13	12,817	0.10	33.1%	30.0%

(1)

Please see the schedules to this press release for a reconciliation of the pro forma financial information and adjusted results of operations. Pro forma information excludes adjustments that are not expected to have a continuing effect on the Company, and adjusted information is adjusted for certain special items, in each case as discussed in the schedules attached to this press release. Pro Forma Segment Adjusted EBITDA reflects intercompany fees charged to our owned hotels under new agreements entered into at the time of the IPO.

Comparable hotel statistics	Three months ended September 30, 2015	Variance three months ended September 30, 2015 vs. 2014
Owned Hotels
Occupancy	69.6%	-142 bps
ADR	$83.34	4.0%
RevPAR	$57.97	2.0%
Franchised Hotels
Occupancy	73.0%	30 bps
ADR	$95.61	1.8%
RevPAR	$69.84	2.3%
System-wide
Occupancy	71.1%	-64 bps
ADR	$89.02	3.0%
RevPAR	$63.33	2.1%

Development

The Company opened 8 franchised hotels with over 600 rooms in the third quarter and achieved net franchise unit growth of 6 hotels with approximately 400 rooms. Through September 30, 2015, the Company opened 28 franchised hotels with approximately 2,100 rooms. As of September 30, 2015, the Company had a pipeline of 221 franchised hotels totaling approximately 19,500 rooms, to be located in the United States, Mexico, Canada, Colombia, Nicaragua, Guatemala and Chile. The Company believes this pipeline represents a significant embedded growth opportunity for the brand.

The Company’s system-wide portfolio, as of September 30, 2015, consisted of 884 hotels representing approximately 87,600 rooms located across 47 U.S. states, as well as in Canada, Mexico and Honduras. This portfolio includes 352 owned and operated hotels and 532 franchised hotels.

	September 30, 2015		September 30, 2014
	# of hotels	# of rooms	# of hotels	# of rooms
Owned (1)	351	44,600	352	44,800
Joint Venture	1	200	1	200
Franchised	532	42,800	501	40,500
Totals	884	87,600	854	85,500

(1)	For September 30, 2015, Owned includes 24 hotels (2,800 rooms) designated as assets held for sale, which are subject to a definitive purchase agreement.

Owned Hotel Portfolio

During the quarter, the Company entered into a definitive purchase and sale agreement for the sale of 24 of its owned hotels, and expects to close the sale before year-end. The Company believes that a sale of these assets will have many benefits, including an aggregate sales price with an accretive EBITDA multiple, the opening of several markets to new franchise development as the majority of these hotels will be removed from the La Quinta system, improvement of key operating metrics, and provision of additional available cash.

Balance Sheet and Liquidity

As of September 30, 2015, the Company had approximately $1.7 billion of outstanding indebtedness with a weighted average interest rate of approximately 4.3%, including the impact of an interest rate swap. During the quarter, as a result of the Company’s net debt, defined as total debt less cash, to Pro Forma Adjusted EBITDA ratio dropping below 4.5, the Company realized a 25 basis point reduction in the interest rate for its long-term debt. Total cash and cash equivalents was $117.6 million as of September 30, 2015.

As previously announced in September, the Board of Directors approved a program to repurchase an aggregate of up to $100 million of the Company’s common stock, The Company had previously announced that the Board of Directors had approved moving forward with a $200 million program which would commence once the Company’s net debt to Pro Forma Adjusted EBITDA ratio falls below 4.0 times. However, given recent market activity, the Company and the Board of Directors have decided to accelerate a portion of the program. In the third quarter, the Company acquired 1.0 million shares for an aggregate purchase price of $16 million. Since the end of the third quarter, the Company has acquired additional shares, bringing the total to approximately 3.0 million shares for an aggregate purchase price of $50 million.

Outlook

Based upon management’s current estimates, the Company is reconfirming its September guidance for full year 2015 as shown in the table below, except for an update regarding the expected number of shares outstanding, which now takes into account the Company’s repurchase activity. With the share repurchase activity considered, the Company now expects weighted average shares outstanding to be 130.0 million shares compared to the prior expectation of 131.7 million.

Guidance
RevPAR growth on a system-wide comparable hotel basis	3.5 percent to 4.5 percent
Pro forma Adjusted EBITDA	$393 million to $400 million
Interest expense	Approximately $87 million
Franchise hotel openings	50 to 55
Weighted average shares of common stock outstanding	Approximately 130.0 million

Webcast and Conference Call

La Quinta Holdings Inc. will host a conference call to discuss third quarter 2015 results on Wednesday, October 28, 2015 at 5:00 p.m. Eastern Daylight Time. Participants may listen to the live webcast by dialing (877) 407-3982, or (201) 493-6780 for international participants, or by logging onto the La Quinta Investor Relations website at www.lq.com/investorrelations. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time.

A replay of the call will be available from approximately 8 p.m. Eastern Time on October 28, 2015 through midnight Eastern Time on November 11, 2015. To access the replay, the domestic dial-in number is (877) 870-5176, the international dial-in number is (858) 384-5517, and the passcode is 13582658. The archive of the webcast will be available on the Company’s website for a limited time.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements, including the statements in the “Outlook” section of this press release. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, as amended, filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

We refer to certain non-GAAP financial measures in this press release including Adjusted EBITDA, Adjusted EBITDA margins, Segment Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share on both a pro forma and historical basis. Please see the schedules to this press release for additional information and reconciliations of such non-GAAP financial measures.

About La Quinta Holdings Inc.

La Quinta Holdings Inc. (LQ) is a leading owner, operator and franchisor of select-service hotels primarily serving the upper-midscale and midscale segments. The Company’s owned and franchised portfolio consists of more than 880 properties representing approximately 87,600 rooms located in 47 US states, Canada, Mexico and Honduras. These properties operate under the La Quinta Inn & Suites™, La Quinta Inn™ and LQ HotelTM brands. La Quinta’s team is committed to providing guests with a refreshing and engaging experience. For more information, please visit: www.LQ.com.

From time to time, La Quinta may use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely accessible through and posted on our website at www.lq.com/investorrelations. In addition, you may automatically receive email alerts and other information about La Quinta when you enroll your email address by visiting the Email Notification section at www.lq.com/investorrelations.

Contacts:

Investor Relations

214-492-6896

investor.relations@laquinta.com

Media:

Phil Denning & Jason Chudoba

203-682-8200

Phil.Denning@icrinc.com

Jason.Chudoba@icrinc.com

LA QUINTA HOLDINGS INC.

EARNINGS RELEASE SCHEDULES

LA QUINTA HOLDINGS INC.

HISTORICAL STATEMENTS OF OPERATIONS

(unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Revenues:
Room revenues	$238,758	$234,658	$692,893	$649,181
Franchise and other fee-based revenues	28,504	25,224	75,558	68,215
Other hotel revenues	5,173	5,078	14,686	14,809
	272,435	264,960	783,137	732,205
Brand marketing fund revenues from franchise and managed properties	6,668	6,158	17,960	16,511
Total revenues	279,103	271,118	801,097	748,716
Operating expenses:
Direct lodging expenses	105,268	101,076	302,775	285,430
Depreciation and amortization	44,363	45,086	132,293	129,948
General and administrative expenses	31,761	32,251	92,674	100,863
Other lodging and operating expenses	17,165	15,589	49,122	46,124
Marketing, promotional and other advertising expenses	19,230	16,639	57,034	50,170
Impairment loss	1,823	—	44,321	5,157
Loss on sale	85	—	4,088	—
	219,695	210,641	682,307	617,692
Brand marketing fund expenses from franchise and managed properties	6,668	6,158	17,960	16,511
Total operating expenses	226,363	216,799	700,267	634,203
Operating income	52,740	54,319	100,830	114,513
Other income (expenses):
Interest expense, net	(20,970)	(24,495)	(65,932)	(97,260)
Loss on extinguishment of debt, net	—	—	—	(2,030)
Other income (loss)	719	(795)	1,298	(1,096)
Total other income (expenses)	(20,251)	(25,290)	(64,634)	(100,386)
Income from continuing operations before income taxes	32,489	29,029	36,196	14,127
Income tax provision	(15,406)	(16,162)	(17,366)	(21,860)
Recognition of net deferred tax liabilities upon C-corporation conversion	—	—	—	(321,054)
Net Income (Loss) from continuing operations, net of tax	17,083	12,867	18,830	(328,787)
Income (Loss) on discontinued operations, net of tax	—	—	—	(503)
Net income (loss)	17,083	12,867	18,830	(329,290)
Income from noncontrolling interests in continuing operations, net of tax	(25)	(50)	(293)	(3,814)
Income from noncontrolling interests in discontinued operations, net of tax	—	—	—	—
Net income attributable to noncontrolling interests	(25)	(50)	(293)	(3,814)
Amounts attributable to La Quinta Holdings’ stockholders
Income (loss) from continuing operations, net of tax	17,058	12,817	18,537	(332,601)
Income (loss) from discontinued operations, net of tax	—	—	—	(503)
Net income (loss) attributable to La Quinta Holdings’ stockholders	$17,058	$12,817	$18,537	$(333,104)

RECONCILIATIONS

Prior to the consummation of the IPO on April 14, 2014, the Company’s business was conducted, and the Company’s hotel properties were owned, through multiple entities including (i) the “La Quinta Predecessor Entities” which were entities under common control or otherwise consolidated for financial reporting purposes, and their consolidated subsidiaries and (ii) entities that owned 14 hotels (the “Previously Managed Portfolio”) managed by the La Quinta Predecessor Entities. In connection with the IPO, among other transactions, (i) the La Quinta Predecessor Entities were contributed to the Company, (ii) the La Quinta Predecessor Entities purchased the Previously Managed Portfolio, and (iii) the Company effected certain refinancing transactions (together with the IPO, the “IPO Transactions”).

The unaudited pro forma financial data for the three and nine months ended September 30, 2015 and 2014 are presented as if the IPO Transactions all had occurred on January 1, 2014. The unaudited pro forma combined financial information excludes adjustments that are not expected to have a continuing effect on the Company. Excluded adjustments include the gains and losses related to the debt financing transactions, and the impact of the issuance of vested and unvested restricted stock at the time of the IPO related to long term incentives, as well as the impact of discontinued operations. Accordingly, the unaudited pro forma financial data is not necessarily indicative of our financial position or results of operations had the transactions described above for which we are giving pro forma effect actually occurred on the dates indicated.

The tables below provide a reconciliation of the pro forma financial information, including segment information, for the Company to the Company’s historical information, a reconciliation of Adjusted EBITDA to Net Income, both on a pro forma and historical basis, a reconciliation of Pro Forma Adjusted Net Income and Pro Forma Adjusted Earnings Per Share to Net Income and Earnings Per Share on a historical basis and a reconciliation of Pro Forma Adjusted EBITDA to Adjusted Pro Forma Net Income with respect to our outlook. We believe this financial information provides meaningful supplemental information because it reflects the combined business of the La Quinta Predecessor Entities and the Previously Managed Portfolio and the ongoing effects of the other IPO Transactions. We further believe the presentation of Pro Forma Adjusted Net Income and Pro Forma Adjusted Earnings Per Share provides meaningful information because it gives effect to the pro forma adjustments described above and excludes the impact of certain items that are not expected to have an ongoing effect on our operations. This represents how management views the business and reviews our operating performance. It is also used by management when publicly providing the business outlook. See the definitions of “EBITDA”, “Adjusted EBITDA”, “Pro Forma Adjusted Net Income” and “Pro Forma Adjusted Earnings Per Share” for a further explanation of the use of these measures.

PRO FORMA FINANCIAL INFORMATION AND NET INCOME RECONCILIATION

(unaudited, in thousands)

	Three months ended September 30, 2015			Three months ended September 30, 2014
	Historical	Adjustments	Pro Forma	Historical	Adjustments	Pro Forma
Revenues:
Room revenues	$238,758	$—	$238,758	$234,658	$—	$234,658
Franchise and other fee-based revenues	28,504	—	28,504	25,224	—	25,224
Other hotel revenues	5,173	—	5,173	5,078	—	5,078
	272,435	—	272,435	264,960	—	264,960
Brand marketing fund revenues from franchise and managed properties	6,668	—	6,668	6,158	—	6,158
Total revenues	279,103	—	279,103	271,118	—	271,118
Operating expenses:
Direct lodging expenses	105,268	—	105,268	101,076	—	101,076
Depreciation and amortization	44,363	—	44,363	45,086	(31)	45,055
General and administrative expenses	31,761	—	31,761	32,251	(5,393)	26,858
Other lodging and operating expenses	17,165	—	17,165	15,589	—	15,589
Marketing, promotional and other advertising expenses	19,230	—	19,230	16,639	—	16,639
Impairment loss	1,823	—	1,823	—	—	—
Loss on sale	85	—	85	—	—	—
	219,695	—	219,695	210,641	(5,424)	205,217
Brand marketing fund expenses from franchise and managed properties	6,668	—	6,668	6,158	—	6,158
Total operating expenses	226,363	—	226,363	216,799	(5,424)	211,375
Operating income	52,740	—	52,740	54,319	5,424	59,743
Other income (expenses):
Interest expense, net	(20,970)	—	(20,970)	(24,495)	625	(23,870)
Other income (loss)	719	—	719	(795)	—	(795)
Total other income (expenses)	(20,251)	—	(20,251)	(25,290)	625	(24,665)
Income from continuing operations before income taxes	32,489	—	32,489	29,029	6,049	35,078
Income tax provision	(15,406)	—	(15,406)	(16,162)	2,131	(14,031)
Income from continuing operations, net of tax	17,083	—	17,083	12,867	8,180	21,047
Net income	17,083	—	17,083	12,867	8,180	21,047
Income from noncontrolling interests in continuing operations, net of tax	(25)	—	(25)	(50)	—	(50)
Net income attributable to noncontrolling interests	(25)	—	(25)	(50)	—	(50)
Amounts attributable to La Quinta Holdings’ stockholders
Income from continuing operations, net of tax	17,058	—	17,058	12,817	8,180	20,997
Net income attributable to La Quinta Holdings’ stockholders	$17,058	$—	$17,058	$12,817	$8,180	$20,997

PRO FORMA FINANCIAL INFORMATION AND NET INCOME RECONCILIATION

(unaudited, in thousands)

	Nine months ended September 30, 2015			Nine months ended September 30, 2014
	Historical	Adjustments	Pro Forma	Historical	Adjustments	Pro Forma
Revenues:
Room revenues	$692,893	$—	$692,893	$649,181	$12,814	$661,995
Franchise and other fee-based revenues	75,558	—	75,558	68,215	(732)	67,483
Other hotel revenues	14,686	—	14,686	14,809	159	14,968
	783,137	—	783,137	732,205	12,241	744,446
Brand marketing fund revenues from franchise and managed properties	17,960	—	17,960	16,511	(321)	16,190
Total revenues	801,097	—	801,097	748,716	11,920	760,636
Operating expenses:
Direct lodging expenses	302,775	—	302,775	285,430	5,832	291,262
Depreciation and amortization	132,293	—	132,293	129,948	1,573	131,521
General and administrative expenses	92,674	(5,564)	87,110	100,863	(31,617)	69,246
Other lodging and operating expenses	49,122	—	49,122	46,124	944	47,068
Marketing, promotional and other advertising expenses	57,034	—	57,034	50,170	—	50,170
Impairment loss	44,321	—	44,321	5,157	—	5,157
Loss on sale	4,088	—	4,088	—	—	—
	682,307	(5,564)	676,743	617,692	(23,268)	594,424
Brand marketing fund expenses from franchise and managed properties	17,960	—	17,960	16,511	(321)	16,190
Total operating expenses	700,267	(5,564)	694,703	634,203	(23,589)	610,614
Operating income	100,830	5,564	106,394	114,513	35,509	150,022
Other income (expenses):
Interest expense, net	(65,932)	—	(65,932)	(97,260)	25,768	(71,492)
Loss on extinguishment of debt, net	—	—	—	(2,030)	2,030	—
Other income (loss)	1,298	—	1,298	(1,096)	—	(1,096)
Total other income (expenses)	(64,634)	—	(64,634)	(100,386)	27,798	(72,588)
Income from continuing operations before income taxes	36,196	5,564	41,760	14,127	63,307	77,434
Income tax provision	(17,366)	(1,748)	(19,114)	(21,860)	(9,113)	(30,973)
Recognition of net deferred tax liabilities upon C-corporation conversion	—	—	—	(321,054)	321,054	—
Income (loss) from continuing operations, net of tax	18,830	3,816	22,646	(328,787)	375,248	46,461
Net income (loss) (1)	18,830	3,816	22,646	(328,787)	375,248	46,461
Income from noncontrolling interests in continuing operations, net of tax	(293)	—	(293)	(3,814)	3,489	(325)
Net income attributable to noncontrolling interests (1)	(293)	—	(293)	(3,814)	3,489	(325)
Amounts attributable to La Quinta Holdings’ stockholders
Income (loss) from continuing operations, net of tax	18,537	3,816	22,353	(332,601)	378,737	46,136
Net income (loss) attributable to La Quinta Holdings’ stockholders (1)	$18,537	$3,816	$22,353	$(332,601)	$378,737	$46,136
(1)	Excludes the impact of the Company’s discontinued operations on a historical and pro forma basis for the periods presented

PRO FORMA AND HISTORICAL ADJUSTED EBITDA NON-GAAP RECONCILIATION

(unaudited, in thousands)

	Pro forma		Historical
	Three months ended September 30, 2015	Three months ended September 30, 2014	Three months ended September 30, 2015	Three months ended September 30, 2014
Operating income	$52,740	$59,743	$52,740	$54,319
Interest expense, net	(20,970)	(23,870)	(20,970)	(24,495)
Other income (loss)	719	(795)	719	(795)
Income tax provision	(15,406)	(14,031)	(15,406)	(16,162)
Income from noncontrolling interest	(25)	(50)	(25)	(50)
Net Income (Loss) Attributable to La Quinta Holdings’ stockholders	17,058	20,997	17,058	12,817
Interest expense	20,988	23,875	20,988	24,500
Income tax provision	15,406	14,031	15,406	16,162
Depreciation and amortization	44,985	45,321	44,985	45,352
Non-controlling interest	25	50	25	50
EBITDA	98,462	104,274	98,462	98,881
Fixed asset impairment loss	1,823	—	1,823	—
Loss on sale	85	—	85	—
Gain related to casualty disasters	393	(108)	393	(108)
Equity based compensation	3,320	3,207	3,320	8,600
Severance charges(1)	11,021	—	11,021	—
Other (gains) losses, net	(873)	1,924	(873)	1,924
Adjusted EBITDA	$114,231	$109,297	$114,231	$109,297

(1)

Charges of $8.0 million of cash and $3.0 million of non-cash, relating to the departure of the Company’s former President and Chief Executive Officer were recognized in general and administrative expenses during the three months ended September 30, 2015.

PRO FORMA AND HISTORICAL ADJUSTED EBITDA NON-GAAP RECONCILIATION

(unaudited, in thousands)

	Pro forma		Historical
	Nine months ended September 30, 2015	Nine months ended September 30, 2014	Nine months ended September 30, 2015	Nine months ended September 30, 2014
Operating income	$106,394	$150,022	$100,830	$114,513
Interest expense, net	(65,932)	(71,492)	(65,932)	(97,260)
Other income (loss)	1,298	(1,096)	1,298	(1,096)
Loss on extinguishment of debt, net	—	—	—	(2,030)
Income tax provision	(19,114)	(30,973)	(17,366)	(21,860)
Recognition of net deferred tax liabilities upon C-corporation conversion	—	—	—	(321,054)
Income from noncontrolling interest	(293)	(325)	(293)	(3,814)
Loss on discontinued operations, net of tax	—	—	—	(503)
Net Income (Loss) Attributable to La Quinta Holdings’ stockholders	22,353	46,136	18,537	(333,104)
Interest expense	66,021	71,532	66,021	97,300
Income tax provision	19,114	30,973	17,366	21,860
Recognition of net deferred tax liabilities upon C-corporation conversion	—	—	—	321,054
Depreciation and amortization	133,335	132,288	133,335	130,711
Non-controlling interest	293	325	293	3,814
EBITDA	241,116	281,254	235,552	241,635
Fixed asset impairment loss	44,321	5,157	44,321	5,308
Loss on sale	4,088	—	4,088	377
Loss on retirement of assets	161	—	161	—
Gain related to casualty disasters	1,064	(1,098)	1,064	(1,106)
Loss on extinguishment of debt, net	—	—	—	2,030
Equity based compensation	10,900	8,036	16,464	39,703
Severance charges(1)	11,021	—	11,021	—
Other (gains) losses, net	3,400	2,570	3,400	2,312
Adjusted EBITDA	$316,071	$295,919	$316,071	$290,259

(1)

Charges of $8.0 million of cash and $3.0 million of non-cash, relating to the departure of the Company’s former President and Chief Executive Officer were recognized in general and administrative expenses during the nine months ended September 30, 2015.

PRO FORMA AND HISTORICAL SEGMENT REVENUES AND ADJUSTED EBITDA RECONCILIATION

(unaudited, in thousands)

	Three months ended September 30, 2015			Three months ended September 30, 2014
	Historical	Adjustments	Pro Forma	Historical	Adjustments	Pro Forma
Revenues:
Owned hotels	$245,558	$—	$245,558	$241,266	$—	$241,266
Franchise and management	31,460	—	31,460	29,054	—	29,054
Segment revenues	277,018	—	277,018	270,320	—	270,320
Other fee-based revenues from franchise and managed properties	6,668	—	6,668	6,158	—	6,158
Corporate and other	34,757	—	34,757	34,026	—	34,026
Intersegment elimination	(39,340)	—	(39,340)	(39,386)	—	(39,386)
Total revenues	$279,103	$—	$279,103	$271,118	$—	$271,118
Adjusted EBITDA:
Owned hotels	$87,098	$—	$87,098	$87,951	$—	$87,951
Franchise and management	31,460	—	31,460	29,054	—	29,054
Segment Adjusted EBITDA	118,558	—	118,558	117,005	—	117,005
Corporate and other	(4,327)	—	(4,327)	(7,708)	—	(7,708)
Total Adjusted EBITDA	$114,231	$—	$114,231	$109,297	$—	$109,297

PRO FORMA AND HISTORICAL SEGMENT REVENUES AND ADJUSTED EBITDA RECONCILIATION

(unaudited, in thousands)

	Nine months ended September 30, 2015			Nine months ended September 30, 2014
	Historical	Adjustments (1)	Pro Forma	Historical	Adjustments (1)	Pro Forma
Revenues:
Owned hotels	$711,451	$—	$711,451	$667,564	$10,929	$678,493
Franchise and management	87,357	—	87,357	68,977	11,729	80,706
Segment revenues	798,808	—	798,808	736,541	22,658	759,199
Other fee-based revenues from franchise and managed properties	17,960	—	17,960	16,511	(321)	16,190
Corporate and other	97,862	—	97,862	88,054	4,633	92,687
Intersegment elimination	(113,533)	—	(113,533)	(92,390)	(15,050)	(107,440)
Total revenues	$801,097	$—	$801,097	$748,716	$11,920	$760,636
Adjusted EBITDA:
Owned hotels	$253,922	$—	$253,922	$249,226	$(10,702)	$238,524
Franchise and management	87,357	—	87,357	68,977	11,729	80,706
Segment Adjusted EBITDA	341,279	—	341,279	318,203	1,027	319,230
Corporate and other	(25,208)	—	(25,208)	(27,944)	4,633	(23,311)
Total Adjusted EBITDA	$316,071	$—	$316,071	$290,259	$5,660	$295,919

(1)

Adjustments include (i) reflection of the results of operations of the 14 previously managed hotels which were acquired in connection with the IPO as if the acquisition had occurred on January 1, 2014; and (ii) reflection of franchise and management fees that we charge our owned hotels as if the rates put in place pursuant to new agreements dated April 14, 2014 had been in effect beginning on January 1, 2014. On a historical basis, prior to April 14, 2014 we charged aggregate fees of 2.0% (0.33% license fees for trademark rights and 1.67% management fee for management services) to our owned hotels. Effective April 14, 2014, we terminated the existing franchise and management agreements with our owned hotels and entered into new agreements, which provide for a franchise fee of 4.5% of gross room revenues and a management fee of 2.5% of total hotel revenues, which are reflected as revenue in the franchise and management segment. The agreements we entered into with our owned hotels upon effectiveness of the IPO also include a reservations fee of 2.0% of gross room revenues, which is reflected as revenue in corporate and other after April 14, 2014.

ADJUSTED NET INCOME AND

PRO FORMA AND ADJUSTED EARNINGS PER SHARE

NON-GAAP RECONCILIATION

(unaudited, in thousands, except per share data)

	Three months ended September 30, 2015		Three months ended September 30, 2014

	Net Income	Basic and Diluted Earnings Per Share	Net Income	Basic and Diluted Earnings Per Share
Net Income Attributable to La Quinta Holdings' stockholders	$17,058	$0.13	$12,817	$0.10
Pro Forma Adjustments(1)	—	—	8,180	0.06
Pro Forma Net Income Attributable to La Quinta Holdings’ stockholders	$17,058	$0.13	$20,997	$0.16
Severance charges, net of tax (2)	6,613	0.05	—	—
Impairment loss, net of tax	1,094	0.01	—	—
Loss on sale, net of tax	51	—	—	—
Pro Forma Adjusted Net Income Attributable to La Quinta Holdings’ stockholders	$24,816	$0.19	$20,997	$0.16
Weighted average common shares outstanding, basic		129,858		127,734
Weighted average common shares outstanding, diluted		130,914		128,494
(1)	Refer to Pro Forma Financial Information and Net Income Reconciliation on page 8.
(2)

Charges relating to the departure of the Company’s former President and Chief Executive Officer  of $4.8 million in cash and $1.8 million in non-cash, net of tax, were recognized in general and administrative expenses during the three months ended September 30, 2015

	Nine months ended September 30, 2015		Nine months ended September 30, 2014

	Net Income	Basic and Diluted Earnings Per Share	Net Income	Basic and Diluted Earnings Per Share
Net Income (loss) Attributable to La Quinta Holdings' stockholders(1)	$18,537	$0.14	$(332,601)	$(2.65)
Pro Forma Adjustments(2)	3,816	0.03	378,737	3.02
Loss from discontinued operations, net of tax	—	—	503	—
Pro Forma Net Income Attributable to La Quinta Holdings’ stockholders	$22,353	$0.17	$46,639	$0.37
Secondary offering expenses, net of tax (3)	827	0.01	—	—
Severance charges, net of tax (4)	6,613	0.05	—	—
Impairment loss, net of tax	26,593	0.21	3,094	0.02
Loss on sale , net of tax	2,453	0.02	—	—
Pro Forma Adjusted Net Income Attributable to La Quinta Holdings’ stockholders	$58,839	$0.46	$49,733	$0.39
Weighted average common shares outstanding, basic		129,264		125,542
Weighted average common shares outstanding, diluted		130,543		126,084
(1)	Includes the impact of the Company’s discontinued operations on a historical basis for the periods presented.
(2)	Refer to Pro Forma Financial Information and Net Income Reconciliation on page 9.
(3)

Expense was recognized in general and administrative expenses during the nine months ended September 30, 2015 related to costs incurred in connection with the secondary equity offering by certain selling stockholders.

(4)

Charges relating to the departure of the Company’s former President and Chief Executive Officer  of 4.8 million in cash and $1.8 million in non-cash, net of tax, were recognized in general and administrative expenses during the nine months ended September 30, 2015

PRO FORMA ADJUSTED EBITDA NON-GAAP RECONCILIATION

OUTLOOK: FORECASTED 2015

(unaudited, in thousands)

	Year Ended December 31, 2015
	Low Case	High Case
Adjusted Pro Forma Net income Attributable to La Quinta Holdings’ stockholders (1)	$69,660	$73,860
Interest expense (2)	87,000	87,000
Income tax provision	46,440	49,240
Depreciation and amortization	176,200	176,200
Non-controlling interest	500	500
Pro Forma EBITDA	379,800	386,800
Share based compensation expense (3)	13,200	13,200
Pro Forma Adjusted EBITDA	$393,000	$400,000

(1)

This table provides a reconciliation of forward-looking forecasted Adjusted EBITDA to adjusted pro forma net income attributable to La Quinta Holdings’ stockholders that excludes the impact of certain items that are not expected to have an ongoing effect on our operations, including the severance charges incurred in the third quarter described above and for a certain portion of our equity based compensation which reflects the exchange of ownership units that were outstanding under our long-term cash incentive plan at the time of our IPO for shares of La Quinta Holdings Inc. common stock, 100% of which vested within one year of the IPO.

(2)

Includes interest expense for $1.7 billion of outstanding indebtedness with a weighted average interest rate of approximately 4.3%, including the impact of an interest rate swap, commitment fees for the undrawn balance of our revolving credit facility, and amortization of deferred financing costs.

(3)

Reflects share based compensation expense other than compensation expense related to exchange of ownership units that were outstanding under our long-term cash incentive plan at the time of our IPO for shares of La Quinta Holdings Inc. common stock.

LA QUINTA HOLDINGS INC.

DEFINED TERMS

“EBITDA” and “Adjusted EBITDA.” Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a commonly used measure in many industries. We adjust EBITDA when evaluating our performance because we believe that the adjustment for certain items, such as restructuring and acquisition transaction expenses, impairment charges related to long-lived assets, non-cash equity-based compensation, discontinued operations, and other items not indicative of ongoing operating performance, including other items relating to the IPO Transactions, provides useful supplemental information to management and investors regarding our ongoing operating performance. We believe that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors, lenders and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry.

EBITDA and Adjusted EBITDA are not recognized terms under GAAP, have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•	EBITDA and Adjusted EBITDA do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•	EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;
•	EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•	EBITDA and Adjusted EBITDA do not reflect the impact on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

“Pro Forma Adjusted Net Income” and “Pro Forma Adjusted Earnings Per Share” are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss), earnings per share, or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of Pro Forma Adjusted Net Income and Pro Forma Adjusted Earnings Per Share may not be comparable to similarly titled measures of other companies.

Pro Forma Adjusted Net Income and Pro Forma Adjusted Earnings Per Share are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company’s ongoing operations in a comparable format.

“ADR” or “average daily rate” means hotel room revenues divided by total number of rooms sold in a given period.

“comparable hotels” means hotels that: (i) were active and operating in our system for at least one full calendar year as of the end of the applicable period and were active and operating as of January 1st of the previous year; and (ii) have not sustained substantial property damage or business interruption or for which comparable results are not available. Management uses comparable hotels as the basis upon which to evaluate ADR, occupancy, RevPAR and RevPAR Index on a system-wide basis and for each of our reportable segments.

“occupancy” means the total number of rooms sold in a given period divided by the total number of rooms available at a hotel or group of hotels.

“RevPAR” or “revenue per available room” means the product of the ADR charged and the average daily occupancy achieved.

“RevPAR Index” measures a hotel’s fair market share of its competitive set’s revenue per available room.

“system-wide” refers collectively to our owned, franchised and managed hotel portfolios.